EXHIBIT 10.1
EXECUTION COPY
NINTH AMENDMENT AGREEMENT
          This Ninth Amendment Agreement (“Amendment”) is executed as of the 27th day of June, 2006, by and among Pier 1 Funding, L.L.C., a Delaware limited liability company, as transferor (the “Transferor”), Pier 1 Imports (U.S.), Inc., a Delaware corporation, as servicer (the “Servicer”), and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Transferor, the Servicer and the Trustee executed the Series 2001-1 Supplement dated as of September 4, 2001 (as heretofore amended, the “Supplement”), to the Pooling and Servicing Agreement dated as of February 12, 1997, among such parties (as heretofore amended, the “Agreement;” unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement or the Supplement, as applicable); and
          WHEREAS, the parties hereto have agreed to amend further the Supplement on the terms and conditions hereinafter set forth.
          NOW, THEREFORE, the parties hereto agree as follows:
          SECTION 1. Amendment of the Supplement. Effective on the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 below, the definition of “Ineligible Deferred Payment Plan Receivable” set forth in Section 1.2 of the Supplement is amended and restated in its entirety to read as follows:
     “Ineligible Deferred Payment Plan Receivable” shall mean any Deferred Payment Plan Receivable that by its terms (i) permits the deferral of current payments of principal for more than six monthly billing cycles, (ii) permits the deferral of current payments of interest for more than 12 monthly billing cycles or (iii) permits the deferral of current payments of interest for up to 12 monthly billing cycles but does not require minimum monthly payments (following the expiration of any permitted deferral period under (i) above with respect to current payments of principal) of at least 5% of the original outstanding principal balance thereof.
          SECTION 2. Condition Precedent. This Amendment shall become effective as of the date hereof upon the execution of this Amendment by all of the parties hereto and the execution and delivery of the Consent to Amendment to Supplement attached hereto.

          SECTION 3. Miscellaneous.
          3.1 Ratification. As amended hereby, the Supplement is in all respects ratified and confirmed and the Supplement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.
          3.2 Representation and Warranty. Each of the Transferor and the Servicer represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
          3.3 Governing Law; Parties; Severability. This Amendment shall be governed by and construed in accordance with the laws and decisions (as opposed to the conflicts of law provisions) of the State of New York. Whenever in this Amendment there is a reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.
          3.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be fully executed by their respective officers as of the day and year first above written.

PIER 1 FUNDING, L.L.C., Transferor

By

Name: Title:

PIER 1 IMPORTS (U.S.), INC., Servicer

By

Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Bank Minnesota, National Association), Trustee

By

Name: Title:
[Consent to Amendment to Supplement Attached]

CONSENT TO AMENDMENT TO SUPPLEMENT
          The undersigned, constituting the Majority Investors under and as defined in the Certificate Purchase Agreement dated as of September 4, 2001 (as heretofore amended, the “Purchase Agreement”), among Pier 1 Funding, L.L.C., as the transferor, Pier 1 Imports (U.S.), Inc., as the servicer, the Class A Purchasers named therein and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as the administrative agent, hereby consent to the terms and conditions of the Ninth Amendment Agreement dated as of June 27th, 2006, among Pier 1 Funding, L.L.C., as transferor, Pier 1 Imports (U.S.), Inc., as servicer, and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Series 2001-1 Supplement dated as of September 4, 2001, as heretofore amended, among the same parties.

PARK AVENUE RECEIVABLES COMPANY, LLC (as successor to Delaware Funding Company, LLC), as the sole Structured Investor

By JPMorgan Chase Bank, N.A., as attorney-in- fact

By:

Name: Sherri Gerner Title: Vice President

JPMORGAN CHASE BANK, N.A., as the sole Committed Investor

By:

Name: Sherri Gerner Title: Vice President

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